  As filed with the Securities and Exchange Commission on March 14, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            -----------------------

                             PORTAL SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   77-0369737
     (State or other jurisdiction            (IRS Employer Identification No.)
   of incorporation or organization)

                         10200 South De Anza Boulevard
                              Cupertino, CA  95014
              (Address of principal executive offices) (Zip Code)

                            ------------------------

                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                            -----------------------

                               Mr. John E. Little
                     President and Chief Executive Officer
                             Portal Software, Inc.
                         10200 South De Anza Boulevard
                              Cupertino, CA  95014
                    (Name and address of agent for service)
                                 (408) 343-4400
         (Telephone number, including area code, of agent for service)

                            ------------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                       Proposed       Proposed
           Title of                                    Maximum        Maximum
          Securities                    Amount         Offering       Aggregate      Amount of
             to be                       to be           Price        Offering      Registration
          Registered                 Registered(1)   per Share(2)     Price(2)          Fee
          ----------                 -------------   ------------     ---------     ------------
1999 Stock Incentive Plan
-------------------------            6,357,060 shares  $ 70.25     $459,297,585.00  $121,254.56
Common Stock, $0.001 par value

1999 Employee Stock Purchase Plan    3,178,530 shares  $ 70.25     $229,648,792.50  $ 60,627.28
---------------------------------
Common Stock, $0.001 par value
------------------------------------------------------------------------------------------------
                                                        Aggregate Registration Fee  $181,881.84
================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan or Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on March 7, 2000, as reported by the Nasdaq National Market.

                                    PART II

               Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          Portal Software, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Current Report on Form 8-K, filed with the Commission on May 21, 1999 for period ended May 20, 1999;

     (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on December 14, 1999 and September 13, 1999 for periods ended October 31, 1999 and July 31, 1999, respectively;

     (c) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-86183, in which there is set forth the audited consolidated financial statements for the Registrant's fiscal year ended January 31, 1999; and

     (d) The Registrant's Registration Statement No. 000-25829 on Form 8-A filed with the Commission on April 20, 1999 and amended on April 27, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         --------------------------

          Not Applicable

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

          Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of the Registrant's Amended and Restated Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Second Amended and Restated Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Second Amended and Restated Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect the director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors, a form of which was previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-72999) (the "Indemnification Agreements"). The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

          Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number Exhibit
-------------- -------

 4             Instruments Defining the Rights of Stockholders. Reference is
               made to Registrant's Registration Statement No. 000-25829 on Form
               8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration
               Statement.
 5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1          Consent of Ernst & Young LLP, Independent Auditors.
 23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
 24            Power of Attorney. Reference is made to page II-4 of this
               Registration Statement.
 99.1          1999 Stock Incentive Plan (as Amended and Restated Through
               February 1, 2000).
 99.2*         Form of Notice of Grant of Stock Option.
 99.3*         Form of Stock Option Agreement.
 99.4*         Form of Addendum to Stock Option Agreement (Involuntary
               Termination Following Corporate Transaction/Change in Control).
 99.5*         Form of Addendum to Stock Option Agreement (Limited Stock
               Appreciation Right)
 99.6*         Form of Stock Issuance Agreement.
 99.7*         Form Addendum to Stock Issuance Agreement (Involuntary
               Termination Following Corporate Transaction/Change in Control).
 99.8*         Form Automatic Stock Option Agreement.
 99.9*         Form Notice of Grant of Non-Employee Director - Automatic Stock
               Option.
 99.10         1999 Employee Stock Purchase Plan (as Amended and Restated
               Through February 1, 2000).
 99.11*        Form of Enrollment/Change Form.
 99.12*        Form of Stock Purchase Agreement.

 * Exhibits 99.2 through 99.9 and Exhibits 99.11 and 99.12 are incorporated by reference to Exhibits 99.2 through 99.9 and Exhibit 99.11 and 99.12, respectively, to Registrant's Registration Statement No. 333-77851, filed with the Commission on May 6, 1999.

Item 9.  Undertakings
         ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan or Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 14th day of March, 2000.

                              Portal Software, Inc.


                              By /s/ John E. Little
                                ------------------------------------------
                                    John E. Little
                                    Chief Executive Officer, President and
                                    Chairman of the Board of Directors


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Portal Software, Inc., a Delaware corporation, do hereby constitute and appoint John E. Little, Chief Executive Officer, President and Chairman of the Board of Directors and Jack L. Acosta, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title                                   Date
---------               -----                                   ----

/s/ John  E. Little     Chief Executive Officer, President      March 14, 2000
---------------------   (Principal Executive Officer) and
John E. Little          Chairman of the Board of Directors


/s/ Jack L. Acosta      Chief Financial Officer,                March 14, 2000
---------------------   Vice President, Finance
Jack L. Acosta          (Principal Financial and
                        Accounting Officer)

/s/ Arthur C. Patterson     Director                March 14, 2000
-------------------------
Arthur C. Patterson


/s/ Edward J. Zander        Director                March 14, 2000
-------------------------
Edward J. Zander


/s/ David C. Peterschmidt   Director                March 14, 2000
-------------------------
David C. Peterschmidt


                            Director
-------------------------
William T. Coleman, III

                                 EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

 4                Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-25829 on
                  Form 8-A, together with any exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(d) to this
                  Registration Statement.
 5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1             Consent of Ernst & Young LLP, Independent Auditors.
 23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
 24               Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
 99.1             1999 Stock Incentive Plan (as Amended and Restated Through
                  February 1, 2000).
 99.2*            Form of Notice of Grant of Stock Option.
 99.3*            Form of Stock Option Agreement.
 99.4*            Form of Addendum to Stock Option Agreement (Involuntary
                  Termination Following Corporate Transaction/Change in
                  Control).
 99.5*            Form of Addendum to Stock Option Agreement (Limited Stock
                  Appreciation Right)
 99.6*            Form of Stock Issuance Agreement.
 99.7*            Form Addendum to Stock Issuance Agreement (Involuntary
                  Termination Following Corporate Transaction/Change in
                  Control).
 99.8*            Form Automatic Stock Option Agreement.
 99.9*            Form Notice of Grant of Non-Employee Director - Automatic
                  Stock Option.
 99.10            1999 Employee Stock Purchase Plan (as Amended and Restated
                  Through February 1, 2000).
 99.11*           Form of Enrollment/Change Form.
 99.12*           Form of Stock Purchase Agreement.

 * Exhibits 99.2 through 99.9 and Exhibits 99.11 and 99.12 are incorporated by reference to Exhibits 99.2 through 99.9 and Exhibit 99.11 and 99.12, respectively, to Registrant's Registration Statement No. 333-77851, filed with the Commission on May 6, 1999.